EXHIBIT 10.1

AMENDMENT NO. 4 TO LOAN AGREEMENT

THIS AGREEMENT NO. 4 TO LOAN AGREEMENT is made as of the 30th day of April, 2003 by and between AMCORE FINANCIAL, INC. (the “Company”) and M&I MARSHALL & ILSLEY BANK (“M&I”).

IN CONSIDERATION of the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

ARTICLE I

DEFINITIONS

When used herein, the following terms shall have the meanings specified:

1.1 Amendment. “Amendment” shall mean this Amendment No. 4 to Loan Agreement.

1.2 Loan Agreement. “Loan Agreement” shall mean the Loan Agreement between M&I and the Company, dated as of December 31, 1999, as amended by Amendment No. 1 to Loan Agreement dated as of April 30, 2000, Amendment No. 2 to Loan Agreement dated as of April 30, 2001, and Amendment No. 3 to Loan Agreement dated as of April 30, 2002.

1.3 Other Terms. The other capitalized terms used in this Amendment shall have the definitions assigned in the Loan Agreement.

ARTICLE II

AMENDMENTS

The Loan Agreement is amended as follows:

2.1 Section 1.1—Definitions—Line of Credit Termination Date. The definition of “Line of Credit Termination Date” contained in Section 1.1, Definitions, of the Loan Agreement is amended in its entirety to read as follows:

“Line of Credit Termination Date” shall mean the earlier of: (a) April 30, 2004; or (b) the date that the Line of Credit Commitment is terminated pursuant to Section 7.1 of the Loan Agreement.

2.2 Section 2.2—Interest. Section 2.2(a) of the Loan Agreement is amended by adding the following sentence at the end of such existing section:

In no event shall the interest rate payable on the Line of Credit Loans be less than 3.75% per annum.

2.3 Line of Credit. The Company shall execute and deliver to M&I a Line of Credit Note in the original principal amount of $50,000,000, dated April 30, 2003, in the form of Exhibit A hereto, and otherwise in form and substance satisfactory to M&I. This Note shall evidence the Loans and shall constitute the Line of Credit Note and the Note issued pursuant to the Loan Agreement and shall be in substitution for the Line of Credit Note dated April 30, 2002 issued by the Company payable to the order of M&I.

2.4 Miscellaneous Amendments. The Loan Agreement, the Note and all other documents, instruments and materials executed and delivered heretofore or hereafter pursuant to the Loan Agreement are deemed hereby to be amended so that any reference therein to the Loan Agreement or Note shall be a reference to such documents as amended by or pursuant to this Amendment.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants to M&I that:

3.1 Loan Agreement. All of the representations and warranties made by the Company in the Loan Agreement are true and correct on the date of this Amendment. No Default or Event of Default under the Loan Agreement has occurred and is continuing as of the date of this Amendment.

3.2 Authorization; Enforceability. The making, execution and delivery of this Amendment and the Note, and performance of and compliance with the terms of the Loan Agreement as amended and the Note, have been duly authorized by all necessary corporate action by the Company. This Amendment and the Note are the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3.3 Absence of Conflicting Obligations. The making, execution and delivery of this Amendment and the Note, and performance of and compliance with the terms of the Loan Agreement as amended and the Note, do not violate any presently existing provision of law or the articles or certificate of incorporation or bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

ARTICLE IV

MISCELLANEOUS

4.1 Continuance of Loan Agreement. Except as specifically amended by this Amendment, the Loan Agreement shall remain in full force and effect.

4.2. Survival. All agreements, representations and warranties made in this Amendment or in any documents delivered pursuant to this Amendment shall survive the execution of this Amendment and the delivery of any such document.

4.3 Governing Law. This Amendment and the Note shall be governed by the laws of the State of Wisconsin.

4.4 Counterparts; Headings. This Amendment may by executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. Article and Section headings in this Amendment are inserted for convenience of reference only and shall not constitute a part hereof.

4.5 Severability. Any provision of the Amendment which is prohibited or enforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

4.6 Effectiveness. This Amendment shall be effective as of April 30, 2003 upon receipt by M&I of the following documents:

(a) this Amendment executed by the Company;

(b) the Note required by this Amendment, executed by the Company and dated as of the date hereof; and

(c) such additional supporting documents and materials as M&I may reasonably request.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Loan Agreement as of the day and year first written above.

AMCORE FINANCIAL, INC.

By:
Name:	John R. Hecht
Title:	EVP & CFO

M&I MARSHALL & ILSLEY BANK

By:
Name:
Title:

Attest:
Name:
Title:

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